      As filed with the Securities and Exchange Commission on September 19, 2000
                                                     Registration No. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          --------------------------

                           EFFICIENT NETWORKS, INC.
            (Exact name of Registrant as specified in its charter)


       Delaware                                                 72-2486845
(State or other jurisdiction of  Efficient Networks, Inc.  (I.R.S. Employer
incorporation or organization)                            Identification Number)
                                     4849 Alpha Road
                                     Dallas, TX 75244
                                      (972) 852-1000
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           -------------------------

                       1999 Employee Stock Purchase Plan

                           -------------------------

                                Jill S. Manning
                            Chief Financial Officer
                           Efficient Networks, Inc.
                                4849 Alpha Road
                               Dallas, TX 75244
                                (972) 852-1000
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           -------------------------

                                   Copy to:
                             John L. Donahue, Esq.
                             Adam R. Dolinko, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

                           -------------------------


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following line: ______
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: X
                                                          ---

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                       Proposed Maximum     Proposed Maximum
                                                   Amount to be         Offering Price         Aggregate           Amount of
      Title of Securities to be Registered          Registered           Per Share (1)       Offering Price     Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
   Common Stock $0.001 par value
   Issuable under:
   1999 Employee Stock Purchase Plan                100,000                $32.62         $3,262,300                $861.25
=================================================================================================================================

(1) Estimated in pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, whereby the estimated proposed maximum offering price per share is $32.62 (85% of $38.38, the average between the ask and bid price reported in the Nasdaq National Market on September 18, 2000).

================================================================================

                           EFFICIENT NETWORKS, INC.
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note
----------------

     This Registration Statement on From S-8 is being filed for the purpose of registering an additional 100,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1999 Employee Stock Purchase Plan (the "1999 ESPP"), as a result of an automatic increase in the number of shares reserved for issuance thereunder. The Registration Statement on Form S-8 previously filed with the Securities Exchange Commission relating to the 1999 ESPP (File No. 333-88941) is incorporated herein by reference.

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents and information filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

          (a) The Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registrant's Registration Statement on Form S-1 (Registration No. 333-94289) as declared effective by the Commission on February 2, 2000.

          (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, as filed with the Commission on October 20, 1999.

          (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999, as filed with the Commission on February 14, 2000.

          (d) The Registrant's Quarterly Reports on Forms 10-Q and 10-Q/A for the fiscal quarter ended March 31, 2000, as filed with the Commission on May 12, 2000 and July 14, 2000, respectively.

          (e) The Registrant's Current Report on Form 8-K as filed with the Commission on December 30, 1999.

          (f) The Registrant's Current Report on Form 8-K as filed with the Commission on March 1, 2000.

          (g) The Registrant's Current Report on Form 8-K as filed with the Commission on March 6, 2000.

          (h) The description of the Company's common stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 22, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any description of any securities of the Registrant which is contained in any registration statement filed after the date hereof under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following: (i) any breach of their duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions; or
(iv) any transaction from which the director derived an improper personal benefit. This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Registrant's certificate of incorporation and bylaws provide that it will indemnify its directors and executive officers, and that it may indemnify its other officers and employees and other agents, to the fullest extent permitted by law. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

     The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in its bylaws. These agreements, among other things, provide for indemnification of the Registrant's directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person's services as a director or executive officer of the Registrant or at its request. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. The Registrant also maintains directors and officers liability insurance. At present, the Registrant is not aware of any pending litigation or proceeding involving any director, officer, employee or agent of its where indemnification will be required or permitted. Furthermore, the Registrant is not aware of any threatened litigation or proceeding that might result in a claim for indemnity by these individuals.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

 Exhibit
 Number                                           Description of Document
--------------------------------------------------------------------------------

  4.1(1)  1999 Employee Stock Purchase Plan
  5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 23.1     Consent of Independent Auditors Regarding Efficient Networks, Inc.
 23.2     Consent of Independent Auditors Regarding FlowPoint Corp.
 23.3     Consent of Counsel (contained in Exhibit 5.1).
 24.1     Power of Attorney (see page S-1).

--------------------------------------------------------------------------------

(1) Incorporated by Reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-8 (Registration No. 333- 88941) filed with the Commission on October 13, 1999.

ITEM 9.   UNDERTAKINGS.

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 19, 2000.

                                By: /s/ Mark A. Floyd
                                    -------------------------------------
                                    Mark A. Floyd
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Mark A. Floyd and Jill S. Manning jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement of Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                  Title                           Date
----------------------------------       --------------------------------------   ------------------
                                         President, Chief Executive Officer and   September 19, 2000
/s/ Mark A. Floyd                        Director (Principal Executive Officer)
----------------------------------
          Mark A. Floyd

/s/ Jill S. Manning                      Vice President and Chief  Financial      September 19, 2000
----------------------------------       Officer (Principal Financial Officer)
          Jill S. Manning

/s/ Bruce W. Brown                       Director                                 September 19, 2000
----------------------------------
          Bruce W. Brown
                                                                                  September 19, 2000
/s/ James P. Gauer                       Director
----------------------------------
          James P. Gauer

/s/ Robert A. Hoff                       Director                                 September 19, 2000
----------------------------------
          Robert A. Hoff

/s/ William L. Martin III                Director                                 September 19, 2000
----------------------------------
       William L. Martin III

/s/ Thomas H. Peterson                   Director                                 September 19, 2000
----------------------------------
          Thomas H. Peterson

/s/ Anthony T. Maher                     Director                                 September 19, 2000
----------------------------------
          Anthony T. Maher

/s/ Robert Hawk                          Director                                 September 19, 2000
----------------------------------
          Robert Hawk

                               INDEX TO EXHIBITS
 Exhibit
 Number                           Description of Document
--------------------------------------------------------------------------------

  4.1(1)  1999 Employee Stock Purchase Plan
  5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 23.1     Consent of Independent Auditors Regarding Efficient Networks, Inc.
 23.2     Consent of Independent Auditors Regarding FlowPoint Corp.
 23.3     Consent of Counsel (contained in Exhibit 5.1).
 24.1     Power of Attorney (see page S-1).
--------------------------------------------------------------------------------
(1) Incorporated by Reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-8 (Registration No. 333- 88941) filed with the Commission on October 13, 1999.